Filed Pursuant to Rule 424(b)(5)

Registration No. 333-234528

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 6, 2019)

NEPHROS, INC.

937,500 Shares of Common Stock

We are offering 937,500 shares of common stock, par value $0.001 per share in this offering. The public offering price for each share of common stock is $8.00.

Our common stock is listed on the Nasdaq Capital Market under the symbol “NEPH.” On January 30, 2020, the last reported sale price of our common stock on the Nasdaq Capital Market was $9.45 per share.

As of January 10, 2020, the aggregate market value of our common stock held by non-affiliates pursuant to General Instruction I.B.6. of Form S-3 was $36,171,377 which was calculated based on 3,515,197 outstanding shares of our common stock held by non-affiliates and at a price of $10.29 per share, the closing sale price of our common stock reported on the Nasdaq Capital Market on January 10, 2020. As a result, we are eligible to offer and sell up to an aggregate of $12,057,126 of shares of our common stock pursuant to General Instruction I.B.6. of Form S-3. Following this offering, we will have sold securities with an aggregate market value of $7,500,000 pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement and page 7 of the accompanying prospectus, as well as other risk factors incorporated by reference into this prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public Offering Price	$8.00	$7,500,000
Underwriting Discounts and Commission(1)	$0.48	$450,000
Proceeds to us (before expenses)	$7.52	$7,050,000

(1) In addition, we have agreed to reimburse certain expenses of the underwriters in connection with this offering. See “Underwriting” on page S-8.

The underwriter expects to deliver the shares against payment therefor on or about February 4, 2020.

Craig-Hallum Capital Group

Prospectus Supplement dated January 31, 2020.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first is this prospectus supplement, which contains specific information about the terms of this offering. The second is the accompanying prospectus, which provides you with general information, some of which may not apply to this offering. This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on this prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

Except where the context otherwise requires or where otherwise indicated, the terms “Nephros,” “the Company,” “we,” “us,” “our” and “our business” refer to Nephros, Inc., a Delaware corporation, and its consolidated subsidiaries.

We have not, and the underwriter has not, authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus supplement, any document incorporated by reference, the accompanying prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the underwriter will not make an offer to sell the shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus or any free writing prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. Statements that are not historical facts, including statements about the parties, perspectives and expectations, are forward-looking statements. In addition, any statements that refer to estimates, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus supplement are based on our current expectations and beliefs concerning future developments and their potential effects on us taking into account information currently available to us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks include, but are not limited to:

●	we face significant challenges in obtaining market acceptance of our products, which could adversely affect our potential sales and revenues;

●	product-related deaths or serious injuries or product malfunctions could trigger recalls, class action lawsuits and other events that could cause us to incur expenses and may also limit our ability to generate revenues from such products;

●	we face potential liability associated with the production, marketing and sale of our products, and the expense of defending against claims of product liability could materially deplete our assets and generate negative publicity, which could impair our reputation;

●	to the extent our products or marketing materials are found to violate any provisions of the U.S. Food, Drug and Cosmetic Act (the “FDC Act”) or any other statutes or regulations, we could be subject to enforcement actions by the U.S. Food and Drug Administration (the “FDA”) or other governmental agencies;

●	we may not be able to obtain funding if and when needed or on terms favorable to us in order to continue operations;

●	we may not have sufficient capital to successfully implement our business plan;

●	we may not be able to effectively market our products;

●	we may not be able to sell our water filtration products or chronic renal failure therapy products at competitive prices or profitably;

●	we may encounter problems with our suppliers, manufacturers and distributors;

●	we may encounter unanticipated internal control deficiencies or weaknesses or ineffective disclosure controls and procedures;

●	we may not be able to obtain appropriate or necessary regulatory approvals to achieve our business plan;

●	products that appeared promising to us in research or clinical trials may not demonstrate anticipated efficacy, safety or cost savings in subsequent pre-clinical or clinical trials;

●	we may not be able to secure or enforce adequate legal protection, including patent protection, for our products; and

●	we may not be able to achieve sales growth in key geographic markets.

Should one or more of these risks or uncertainties materialize, they could cause our actual results to differ materially from the forward-looking statements. We are not undertaking any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise. You should not take any statement regarding past trends or activities as a representation that the trends or activities will continue in the future. Accordingly, you should not put undue reliance on these statements.

S-iii

PROSPECTUS SUMMARY

This summary highlights the more detailed information contained elsewhere or incorporated by reference in this prospectus supplement and does not contain all of the information that you should consider before deciding to invest in our common stock. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the risks of investing in our common stock discussed under the heading “Risk Factors” contained in this prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement.

Company Overview

We are a commercial-stage company that develops and sells high performance water purification products and pathogen detection systems to the medical device and commercial markets.

In medical device markets, our filters, generally classified as ultrafilters, are used primarily by hospitals for the prevention of infection from water-borne pathogens, such as legionella and pseudomonas, and in dialysis centers for the removal of biological contaminants from water and bicarbonate concentrate. Because our ultrafilters capture contaminants as small as 0.005 microns in size, they minimize exposure to a wide variety of bacteria, viruses, fungi, parasites, and endotoxins.

In commercial markets, we manufacture and sell filters that improve the taste and odor of water and reduce biofilm, bacteria, and scale build-up in downstream equipment. Marketed under both the Nephros and AETHER™ brands, our products are used in the health care, food service, hospitality, and convenience store markets.

We recently launched our PluraPathTM pathogen detection system, which is designed to enable real-time analysis of water for the presence of borne pathogens. We expect that this new system will provide our customers and partners with a user-friendly tool that delivers dependable, actionable data to infection control teams in less than one hour.

Our subsidiary, Specialty Renal Products, Inc. (“SRP”), is a development-stage medical device company focused primarily on developing hemodiafiltration (“HDF”) technology. SRP is developing a second generation of the OLpūr H2H Hemodiafiltration System, the FDA 510(k)-cleared medical device that enables nephrologists to provide HDF treatment to patients with end stage renal disease.

On December 31, 2018, we entered into a Membership Interest Purchase Agreement (the “Agreement”) with Biocon1, LLC, a Nevada limited liability company (“Biocon”), Aether Water Systems, LLC, a Nevada limited liability company (“Aether”), and Gregory Lucas, the sole member of each of Biocon and Aether. Pursuant to the terms of the Agreement, we acquired 100% of the outstanding membership interests of each of Biocon and Aether (the “Biocon Acquisition”).

We were founded in 1997 by healthcare professionals affiliated with Columbia University Medical Center/New York-Presbyterian Hospital to develop and commercialize an alternative method to hemodialysis. We have extended our filtration technologies to meet the demand for liquid purification in other areas, in particular water purification.

Corporate Information

We were incorporated under the laws of the State of Delaware in April 1997. Our principal executive offices are located at 380 Lackawanna Place, South Orange, New Jersey 07079, and our telephone number is (201) 343-5202. We also have offices in Henderson, Nevada and Dublin, Ireland. For more information about Nephros, please visit our website at www.nephros.com. Please note, however, that we have not incorporated any other information by reference herein from our website, other than the documents listed below under the heading “Incorporation of Certain Documents by Reference.”

Risk Factors

An investment in our securities involves a high degree of risk. You should consider carefully the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which is incorporated herein by reference, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these risks were to occur, our business, financial condition, and results of operations could be severely harmed. This could cause the trading price of our common stock to decline, and you could lose all or part of your investment.

S-1

THE OFFERING

Shares of Common Stock offered	937,500 shares.

Shares of Common Stock to be outstanding following this offering(1)	8,996,350 shares.

Use of proceeds	We currently estimate that we will use the net proceeds from this offering for working capital and general corporate purposes. Our management will have broad discretion over the use of proceeds from the offering. See “Use of Proceeds.”

Nasdaq ticker symbol	“NEPH”

Risk factors	Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page S-3 of this prospectus supplement and incorporated by reference from our other filings with the SEC.

(1)	The number of shares of common stock shown above to be outstanding after this offering is based on 8,058,850 shares outstanding as of December 31, 2019, and excludes the following:

●	378,924 shares of common stock issuable upon exercise of warrants to purchase common stock at prices ranging from $2.70 to $7.65 per share;

●	Options to purchase 1,011,081 shares of our common stock at exercise prices ranging from $2.43 to $171.00, with a weighted average exercise price of $5.51;

●	29,516 shares of common stock reserved for issuance pursuant to future awards under our 2015 Equity Incentive Plan.

Unless otherwise indicated, all information contained in this prospectus supplement assumes no exercise or conversion of the options or warrants described above.

S-2

RISK FACTORS

An investment in our common stock involves risk and uncertainties. You should consider carefully the risks described in the sections entitled “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2018, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019 and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC after the date of this prospectus supplement, which are incorporated by reference herein, together with the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Any of the risk factors could significantly and negatively affect our business, financial condition, results of operations, cash flows, and prospects and the trading price of our securities. You could lose all or part of your investment.

Risks Related to This Offering

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Since the price per share of our common stock being offered is higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the public offering price of $8.00 per share, and after deducting the underwriting discount and estimated offering expenses payable by us, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $6.70 per share in the net tangible book value of the common stock. Furthermore, if outstanding options or warrants are exercised, you could experience further dilution. See the section entitled “Dilution” on page S-6 in this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase shares in this offering.

Management will have broad discretion as to the use of proceeds from this offering and we may use the net proceeds in ways with which you may disagree.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Accordingly, you will be relying on the judgment of our management on the use of net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares. All of the shares issued in the offering will be freely tradable without restriction or further registration under the Securities Act.

The offering price will be set by our Board of Directors and does not necessarily indicate the actual or market value of our common stock.

Our Board of Directors will approve the offering price and other terms of this offering after considering, among other things: the number of shares authorized in our certificate of incorporation; the current market price of our common stock; trading prices of our common stock over time; the volatility of our common stock; our current financial condition and the prospects for our future cash flows; the availability of and likely cost of capital of other potential sources of capital; and market and economic conditions at the time of the offering. The offering price is not intended to bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth or any other established criteria used to value securities. The offering price may not be indicative of the fair value of the common stock.

Future sales of substantial amounts of our common stock could adversely affect the market price of our common stock.

We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. If additional capital is raised through the sale of equity or convertible debt securities, or perceptions that those sales could occur, the issuance of these securities could result in further dilution to investors purchasing our common stock in this offering or result in downward pressure on the price of our common stock, and our ability to raise capital in the future.

The exercise of outstanding warrants would cause additional dilution, which could cause the price of our common stock to decline.

At December 31, 2019 there were 378,924 shares of common stock issuable upon the exercise of outstanding warrants, including 289,486 with an exercise price of $2.70 per share and 89,438 shares with an exercise price of $7.50. If the warrants are exercised and the shares of common stock acquired thereby are sold, the trading price of our common stock may decline. In the future we may issue stock options, warrants and other types of equity in the future as part of stock-based compensation, capital raising transactions, financings or other strategic transactions.

S-3

USE OF PROCEEDS

We estimate that the net proceeds from this offering of our shares of common stock will be approximately $6,765,000, after deducting the underwriter’s discount and estimated fees and expenses payable by us.

We currently expect that we will use the net proceeds from this offering for working capital and general corporate purposes.

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

S-4

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2019:

●	on an actual basis; and

●	on an as adjusted basis to give effect to this offering and the receipt of the net proceeds by us from such offering as described under “Use of Proceeds,” after deducting underwriter’s discounts and estimated offering fees and expenses payable by us.

The information in this table should be read in conjunction with the financial statements and the notes thereto incorporated by reference into this prospectus supplement.

	As of September 30, 2019
	Actual	As Adjusted
	(in thousands)
Cash and cash equivalents	$3,855	$10,620
Indebtedness:
Secured note payable	879	879
Secured revolving credit facility	982	982
Total debt	$1,861	$1,861
Shareholders’ equity:
Common Stock, $0.001 par value, 40,000,000 shares authorized (actual and as adjusted); 7,784,535 issued and outstanding (actual) and 8,722,035 issued and outstanding (as adjusted)	8	9

Additional paid-in capital	130,830	137,594
Accumulated deficit	(127,188)	(127,188)
Accumulated other comprehensive loss	63	63
Total shareholders’ equity	$3,713	$10,477
Total capitalization	$5,574	$12,338

The table above does not include:

●	629,921 shares of common stock issuable upon exercise of outstanding warrants to purchase common stock at prices ranging from $2.70 to $7.65 per share;

●	Options to purchase 887,782 shares of our common stock at exercise prices ranging from $2.43 to $214.20 with a weighted average exercise price of $5.12;

●	208,112 shares of common stock reserved for issuance pursuant to future awards under our 2015 Equity Incentive Plan.

S-5

Dilution

If you purchase our common stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock immediately after this offering. Net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding. Dilution in the as adjusted net tangible book value per share represents the difference between the amount per share of common stock paid by purchasers in this offering and the as adjusted net tangible book value per share of common stock immediately after the consummation of this offering.

Our net tangible book value of our common stock as of September 30, 2019, was approximately $4,567,000, or approximately $0.59 per share of common stock based upon 7,784,535 shares outstanding as of such date. After giving effect to this offering and the receipt of approximately $6,765,000 of estimated net proceeds from this, our as adjusted net tangible book value as of September 30, 2019 would have been approximately $11,332,000, or approximately $1.30 per share of common stock based upon 8,722,035 shares outstanding. This represents an immediate increase in net tangible book value of $0.71 per share to our existing stockholders and an immediate dilution in net tangible book value of $6.70 per share to new investors participating in this offering. The following table illustrates this calculation on a per share basis:

Public offering price of common stock		$8.00
Net tangible book value per share as of September 30, 2019	$0.59
Increase in net tangible book value per share attributable to this offering	$0.71
As adjusted net tangible book value per share after this offering		$1.30
Dilution in net tangible book value per share to new investors		$6.70

The above discussion and table are based on 7,784,535 shares outstanding as of September 30, 2019 and exclude:

●	629,921 shares of common stock issuable upon exercise of outstanding warrants to purchase common stock at prices ranging from $2.70 to $7.65 per share;

●	Options to purchase 887,782 shares of our common stock at exercise prices ranging from $2.43 to $214.20 with a weighted average exercise price of $5.12;

●	208,112 shares of common stock reserved for issuance pursuant to future awards under our 2015 Equity Incentive Plan.

Furthermore, we may choose to raise additional capital through the sale of equity due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent we issue additional shares of common stock or other equity in the future, there will be further dilution to investors participating in this offering.

S-6

DESCRIPTION OF COMMON STOCK

We are offering shares of our common stock.

As of December 31, 2019, we had issued and outstanding 8,058,850 shares of common stock. We currently have no preferred stock issued and outstanding.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Capital Stock—Common Stock” starting on page 13 of the accompanying prospectus. Our common stock is listed on the Nasdaq Capital Market under the symbol “NEPH.” The transfer agent and registrar for our common stock is Vstock Transfer, LLC.

S-7

UNDERWRITING

We are offering the shares of common stock described in this prospectus supplement and the accompanying prospectus through the underwriter listed below. The underwriter named below has agreed to buy, subject to the terms of the underwriting agreement, the number of shares listed opposite its name below. The underwriter is committed to purchase and pay for all of the securities if any are purchased. Craig-Hallum Capital Group LLC is the sole underwriter.

Underwriter	Number of Shares
Craig-Hallum Capital Group LLC	937,500

The underwriter has advised us that they propose to offer the shares of common stock to the public at a price of $8.00 per share. If all of the shares are not sold at the public offering price, the underwriter may change the offering price and other selling terms.

The underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officers’ certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriter has advised us that it does not intend to confirm sales to any accounts over which it exercises discretionary authority.

The shares of common stock sold in this offering are expected to be ready for delivery on or about February 4, 2020, against payment in immediately available funds.

The table below summarizes the underwriting discount that we will pay to the underwriter. In addition to the underwriting discount, we have agreed to reimburse up to $115,000 of the fees and expenses of the underwriter, which includes the fees and expenses of counsel to the underwriter, in connection with this offering. The fees and expenses of the underwriter that we have agreed to reimburse are not included in the underwriting discounts set forth in the table below.

Public offering price per share of common stock	$8.00
Underwriting discounts and commissions per share of common stock	0.48
Total underwriting discounts and commissions	450,000
Proceeds to us (before expenses)	$7,050,000

We estimate the expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $285,000.

We also have agreed to indemnify the underwriter against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

S-8

No Sales of Similar Securities

We and each of our directors and officers have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any shares of common stock or any securities convertible into or exchangeable for shares of common stock without the prior written consent of Craig-Hallum Capital Group LLC for a period of 90 days after the closing of this offering. These lock-up agreements provide limited exceptions and their restrictions may be waived at any time by Craig-Hallum Capital Group LLC.

Stabilization

In connection with this offering, the underwriter may engage in stabilizing transactions. Stabilizing transactions permit bids to purchase shares of common stock so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the common stock while the offering is in progress.

Electronic Offer, Sale and Distribution

A prospectus in electronic format may be made available on any websites maintained by the underwriter, if any, in this offering and the underwriter may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved or endorsed by us or the underwriter, and should not be relied upon by investors.

Other Relationships

The underwriter and its respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriter has received, or may in the future receive, customary fees and commissions for these transactions.

In the ordinary course of its various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of its customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Listing

Our common stock is listed on the Nasdaq Capital Market under the trading symbol “NEPH.”

Selling Restrictions

Canada. The offering of the securities in Canada is being made on a private placement basis in reliance on exemptions from the prospectus requirements under the securities laws of each applicable Canadian province and territory where the common stock may be offered and sold, and therein may only be made with investors that are purchasing as principal and that qualify as both an “accredited investor” as such term is defined in National Instrument 45-106-Prospectus Exemptions and as a “permitted client” as such term is defined in National Instrument 31-103-Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any offer and sale of the common stock in any province or territory of Canada may only be made through a dealer that is properly registered under the securities legislation of the applicable province or territory wherein the common stock is offered and/or sold or, alternatively, by a dealer that qualifies under and is relying upon an exemption from the registration requirements therein.

Any resale of the securities by an investor resident in Canada must be made in accordance with applicable Canadian securities laws, which may require resales to be made in accordance with prospectus and registration requirements, statutory exemptions from the prospectus and registration requirements or under a discretionary exemption from the prospectus and registration requirements granted by the applicable Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the common stock outside of Canada.

S-9

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Fredrikson & Byron, P.A., Minneapolis, Minnesota. Ellenoff Grossman & Schole LLP, New York, New York is acting as counsel for the underwriter in connection with this offering.

EXPERTS

Our consolidated balance sheets as of December 31, 2018 and 2017, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity, and cash flows for the years ended December 31, 2018 and December 31, 2017, have been audited by Moody Famiglietti & Andronico, LLP, our independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

S-10

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus supplement regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. The SEC maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is www.sec.gov.

Our website address is www.nephros.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special shareholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D with respect to our securities filed on behalf of the Sponsor, our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference information in this prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, except for any information that is superseded by information that is included directly in this prospectus supplement. This prospectus supplement incorporates by reference the documents listed below:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 12, 2019;

●	our Quarterly Reports on Form 10-Q, for the fiscal quarters ended March 31, 2019, filed with the SEC on May 8, 2019, June 30, 2019, filed with the SEC on August 7, 2019, and September 30, 2019, filed with the SEC on November 6, 2019; and

●	our Current Reports on Form 8-K filed with the SEC on January 3, 2019, February 13, 2019, May 2, 2019, May 16, 2019, May 22, 2019, July 9, 2019 (Item 5.03 only), December 26, 2019, January 9, 2020, January 27, 2020, and January 31, 2020.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to termination of the offering under this prospectus supplement prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

Any statement contained in this prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request copies of these documents, at no cost to you, from our website (www.nephros.com), or by writing or telephoning us at the following address:

Nephros, Inc.

Attn: Chief Executive Officer

380 Lackawanna Place

South Orange, New Jersey 07079

Exhibits to these documents will not be sent, however, unless those exhibits have been specifically incorporated by reference into this prospectus supplement.

S-11

PROSPECTUS

NEPHROS, INC.

Primary Securities	Secondary Securities

$50,000,000 Common Stock Preferred Stock Warrants Debt Securities Units

3,499,852 shares of Common Stock,

including

66,667 shares of Common Stock issuable upon the

exercise of outstanding warrants and

44,502 shares of Common Stock issuable upon the

exercise of outstanding options

This prospectus relates to both (i) our own securities, which may include shares of our common stock; shares of preferred stock; warrants to purchase shares of our common stock, preferred stock and/or debt securities; debt securities consisting of debentures, notes or other evidences of indebtedness; or units consisting of any combination of such securities (the “Primary Securities”), and (ii) shares of our common stock, including shares of our common stock issuable upon the exercise of outstanding warrants and options, being offered for resale by Lambda Investors LLC and Wexford Capital LP (the “Secondary Securities”).

Primary Offering

We may offer the Primary Securities from time to time in one or more series or issuances directly to our stockholders or purchasers, or through agents, underwriters or dealers as designated from time to time. This prospectus provides a general description of the Primary Securities we may offer. Each time we sell the Primary Securities, we will provide specific terms of the Primary Securities offered in a supplement to this prospectus. Such a prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to consummate a sale of Primary Securities unless accompanied by the applicable prospectus supplement. We will sell these Primary Securities directly to our stockholders or to purchasers or through agents, underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these Primary Securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

Secondary Offering

The selling stockholders are offering the Secondary Securities on a resale basis. The Secondary Securities consist of 3,499,852 shares of our common stock, including 66,667 shares of our common stock issuance upon the exercise of outstanding warrants and 44,502 shares of our common stock issuable upon the exercise of outstanding options. The selling stockholders may offer the Secondary Securities from time to time to or through brokers, dealers or other agents, or directly to other purchasers, in one or more market transactions or private transactions at prevailing market or at negotiated prices. We will not receive any proceeds from the sale of these shares by the selling stockholders.

General Information

Shares of our common stock are listed on the Nasdaq Capital Market under the ticker symbol “NEPH.” On December 6, 2019, the closing sales price for our common stock was $8.08 per share.

As of October 31, 2019, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $31,707,000, which amount is based on 7,923,891 shares of common stock outstanding as of October 31, 2019, of which 3,515,197 shares of common stock were held by non-affiliates, and a per share price of $9.02, which was the last reported sale price of our common stock on the Nasdaq Capital Market on October 31, 2019. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75,000,000, in no event will we sell the Primary Securities in a public primary offering with a value of more than one-third of the aggregate market value of our outstanding common stock held by non-affiliates in any 12-month period under the registration statement of which this prospectus is a part.

Investing in our securities involves substantial risks. See “RISK FACTORS” beginning on page 7 of this prospectus. You should carefully read this prospectus, the documents incorporated herein, and the applicable prospectus supplement before making any investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 6, 2019.

ABOUT THIS PROSPECTUS

We refer to Nephros, Inc. and its consolidated subsidiaries as “Nephros,” the “Company,” “we,” “our,” and “us.” This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC” or the “Commission”), utilizing a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the Primary Securities described in this prospectus in one or more offerings up to a total dollar amount of $50,000,000. This prospectus provides you with a general description of the Primary Securities we may offer. Each time we sell Primary Securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of such offering. The prospectus supplement may also add, update or change information contained in this prospectus. Separate from the Primary Securities, we are also registering for resale the Secondary Securities owned by the selling stockholders, which they may sell from time to time in accordance with this prospectus. You should read both this prospectus and any applicable prospectus supplement, including all documents incorporated herein by reference, together with additional information described under “Where You Can Find More Information” below.

You should rely only on the information contained in this prospectus and any applicable prospectus supplement, including the information incorporated herein by reference. We have not authorized anyone to provide you with different information. We are not offering to sell or soliciting offers to buy, and will not sell, any securities in any jurisdiction where it is unlawful. You should assume that the information contained in this prospectus or any prospectus supplement, as well as information contained in a document that we have previously filed or in the future will file with the SEC, whether or not incorporated herein by reference, is accurate only as of the date of this prospectus, the applicable prospectus supplement or the document containing that information, as the case may be.

OUR COMPANY

We are a commercial-stage company that develops and sells high performance water purification products to the medical device and commercial markets.

In medical device markets, our filters, generally classified as ultrafilters, are used primarily by hospitals for the prevention of infection from water-borne pathogens, such as legionella and pseudomonas, and in dialysis centers for the removal of biological contaminants from water and bicarbonate concentrate. Because our ultrafilters capture contaminants as small as 0.005 microns in size, they minimize exposure to a wide variety of bacteria, viruses, fungi, parasites, and endotoxins.

In commercial markets, we manufacture and sell filters that improve the taste and odor of water and reduce biofilm, bacteria, and scale build-up in downstream equipment. Marketed under both the Nephros and AETHER™ brands, our products are used in the health care, food service, hospitality, and convenience store markets.

Our subsidiary, Specialty Renal Products, Inc. (“SRP”), is a development-stage medical device company focused primarily on developing hemodiafiltration (“HDF”) technology. SRP is developing a second generation of the OLpūr H2H Hemodiafiltration System, the only U.S. Food and Drug Administration (“FDA”) 510(k)-cleared medical device that enables nephrologists to provide HDF treatment to patients with end stage renal disease (“ESRD”).

On December 31, 2018, we entered into a Membership Interest Purchase Agreement (the “Agreement”) with Biocon1, LLC, a Nevada limited liability company (“Biocon”), Aether Water Systems, LLC, a Nevada limited liability company (“Aether”), and Gregory Lucas, the sole member of each of Biocon and Aether. Pursuant to the terms of the Agreement, we acquired 100% of the outstanding membership interests of each of Biocon and Aether (the “Biocon Acquisition”).

We were founded in 1997 by healthcare professionals affiliated with Columbia University Medical Center/New York-Presbyterian Hospital to develop and commercialize an alternative method to hemodialysis. We have extended our filtration technologies to meet the demand for liquid purification in other areas, in particular water purification.

Reverse Stock Split

On July 9, 2019, we effected a reverse stock split, in which every 9 shares of our common stock issued and outstanding immediately prior to the effective time, which was 5:30 p.m. ET on July 9, 2019, were combined into one share of common stock. Fractional shares were not issued and stockholders who otherwise would have been entitled to receive a fractional share as a result of the reverse stock split received an amount in cash equal to $5.58 per share for such fractional interests. The number of shares of our common stock issued and outstanding was reduced from approximately 69,000,000 to approximately 7,700,000. Unless otherwise indicated all share and per-share amounts in this prospectus have been adjusted to reflect the effect of the reverse stock split, including periods prior to the reverse stock split.

Our Products

Water Filtration Products

We develop and sell liquid filtration products used in both medical and commercial applications, employing multiple filtration technologies.

In medical markets, our primary filtration mechanism is to pass liquids through the pores of polysulfone hollow fiber. Our filters’ pores are significantly smaller than those of competing products, resulting in highly effective elimination of water-borne pathogens, including legionella bacteria (the cause of Legionnaires disease) and viruses, which are not eliminated by most other microbiological filters on the market. Additionally, the fiber structure and pore density in our hollow fiber enables significantly higher flow rates than in other polysulfone hollow fiber.

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In commercial markets, with our recent addition of the Aether product line, carbon-based absorption is the primary filtration mechanism. Aether products allow us to improve water’s odor and taste, to reduce scale and heavy metals, and to reduce other water contaminants for customers who are primarily in the food service, convenience store, and hospitality industries.

The Biocon business acquisition has the potential to generate accretive revenue growth in at least three potential ways. First, we expect the business to continue its rapid organic growth, which it was experiencing before being acquired. Second, cross-selling opportunities are generated by offering taste/odor-focused products to the medical device markets, as well as pathogen-focused filtration to the commercial markets. Finally, as part of the more substantial Nephros organization, Aether may be able to compete for larger filtration contracts than may have been available to it as a smaller, independent firm. With nine months of results to date, we have seen some promising results in each of these strategies, but it is still too early to judge the likelihood or magnitude of their long-term success.

Our sales strategy is a combination of direct selling to end customers and indirect selling through value-added resellers (“VARs”). Leveraging VARs has enabled us to expand rapidly our access to target customers in the medical market without significant sales staff expansion. In addition, while we are currently focused in medical markets, the VARs that support these customers also support a wide variety of commercial and industrial customers. We believe that our VAR relationships will facilitate growth in filter sales outside of the medical industry.

Target Markets

Our ultrafiltration products currently target the following markets:

●	Hospitals and Other Healthcare Facilities: Filtration of water for washing and drinking as an aid in infection control. The filters produce water that is suitable for wound cleansing, cleaning of equipment used in medical procedures, and washing of surgeons’ hands. In addition, we have recently begun development of a broad-spectrum diagnostic tool for our hospital and other health care customers to provide them with the ability to assess water safety risks on a real-time basis.

●	Dialysis Centers: Filtration of water or bicarbonate concentrate used in hemodialysis.

●	Commercial Facilities: Filtration and purification of water for consumption, including for use in ice machines and soft drink dispensers.

●	Military and Outdoor Recreation: Individual water purification devices used by soldiers and backpackers to produce drinking water in the field, as well as filters customized to remote water processing systems.

Hospitals and Other Healthcare Facilities. According to the American Hospital Association, approximately 6,200 hospitals, with approximately 931,000 beds, treated over 36 million patients in the United States in 2017. The U.S. Centers for Disease Control and Prevention estimates that healthcare associated infections (“HAI”) occurred in approximately 1 out of every 31 hospital patients, or about 687,000 patients in 2015. HAIs affect patients in hospitals or other healthcare facilities and are not present or incubating at the time of admission. They also include infections acquired by patients in the hospital or facility, but appearing after discharge, and occupational infections among staff. Many HAIs are caused by waterborne bacteria and viruses that can thrive in aging or complex plumbing systems often found in healthcare facilities.

The Affordable Care Act, passed in March 2010, puts in place comprehensive health insurance reforms that aim to lower costs and enhance quality of care. With its implementation, healthcare providers have substantial incentives to deliver better care or be forced to absorb the expenses associated with repeat medical procedures or complications like HAIs. As a consequence, hospitals and other healthcare facilities are proactively implementing strategies to reduce HAI potential. Our ultrafilters are designed to aid in infection control in the hospital and healthcare setting by treating facility water at the points of delivery, such as ice machines, sinks and showers.

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In June 2017, the Center for Clinical Standards and Quality at the Centers for Medicare and Medicaid Services (“CMS”) announced the addition of requirements for facilities to develop policies and procedures that inhibit the growth and spread of legionella and other opportunistic pathogens in building water systems. Going forward, CMS surveyors will review policies, procedures, and reports documenting water management implementation results to verify that facilities are compliant with these requirements. We believe that these CMS regulations may have a positive impact on the sale of our HAI-inhibiting ultrafilters.

We currently have FDA 510(k) clearance on the following portfolio of medical device products for use in the hospital setting to aid in infection control:

●	The DSU-H is an in-line, 0.005-micron ultrafilter that provides dual-stage protection from water borne pathogens. The DSU-H is primarily used to filter potable water feeding ice machines, sinks, and medical equipment, such as endoscope washers and surgical room humidifiers. The DSU-H has an up to 6-month product life when used in a hospital setting.

●	The SSU-H is an in-line, 0.005-micron ultrafilter that provides single-stage protection from water borne pathogens. The SSU-H is primarily used to filter potable water feeding sinks, showers and medical equipment. The SSU-H has an up to 3-month product life when used in a hospital setting.

●	The S100 is a point-of-use, 0.01-micron microfilter that provides protection from water borne pathogens. The S100 is primarily used to filter potable water feeding sinks and showers. The S100 has an up to 3-month product life when used in a hospital setting.

●	The HydraGuardTM and HydraGuardTM - Flush are 0.005-micron cartridge ultrafilters that provide single-stage protection from water borne pathogens. The HydraGuard TM ultrafilters are primarily used to filter potable water feeding ice machines and medical equipment, such as endoscope washers and surgical room humidifiers. The HydraGuard TM has an up-to 6-month product life and the HydraGuard TM - Flush has an up to 12-month product life when used in a hospital setting.

We received FDA 510(k) clearance to market the HydraGuardTM in December 2016 and began shipping it in July 2017. We began shipping the HydraGuard TM - Flush in September 2017. The DSU-H, SSU-H, and S100 products received FDA 510(k) clearance in prior years.

Our complete hospital infection control product line, including in-line, point-of-use, and cartridge filters, can be viewed on our website at http://www.nephros.com/infection-control/. We are not including the information on our website as a part of, nor incorporating it by reference into, this Quarterly Report on Form 10-Q.

In addition, we are currently developing a water pathogen detection system designed to enable real-time analysis of water for the presence of borne pathogens, which we expect will complement our medical water filtration products. We plan to offer the system initially to customers and prospective customers that focus on infection control, including hospitals, dialysis centers, and other health care facilities. Following the initial launch, we plan to market the system to other markets as well, including those addressed by our AETHER product lines.

Based on discussions with potential partners and customers, we expect the water pathogen detection system to lead to significantly increased sales, as well as to position ourselves and our strategic distribution partners as strategic partners to our customers in the infection control market, providing pathogen detection expertise as well as filtration products. We expect to launch this system initially as a service in late 2019 and to work with our current strategic distribution partners to roll out the system in 2020.

Dialysis Centers - Water/Bicarbonate. To perform hemodialysis, all dialysis clinics have dedicated water purification systems to produce water and bicarbonate concentrate, two essential ingredients for making dialysate, the liquid that removes waste material from the blood. According to the American Journal of Kidney Diseases, there are approximately 6,500 dialysis clinics in the United States servicing approximately 468,000 patients annually. We estimate that there are over 100,000 hemodialysis machines in operation in the United States.

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Medicare is the main payer for dialysis treatment in the United States. To be eligible for Medicare reimbursement, dialysis centers must meet the minimum standards for water and bicarbonate concentrate quality set by the Association for the Advancement of Medical Instrumentation (“AAMI”), the American National Standards Institute (“ANSI”) and the International Standards Organization (“ISO”). We anticipate that the stricter standards approved by these organizations in 2009 will be adopted by Medicare in the near future.

We currently have FDA 510(k) clearance on the following portfolio of medical device products for use in the dialysis setting to aid in bacteria, virus, and endotoxin retention:

●	The DSU-D, SSU-D and SSUmini are in-line, 0.005-micron ultrafilters that provide protection from bacteria, viruses, and endotoxins. All of these products have an up to 12-month product life in the dialysis setting and are used to filter water following treatment with a reverse osmosis (“RO”) system, and to filter bicarbonate concentrate. These ultrafilters are primarily used in the water lines and bicarbonate concentrate lines leading into dialysis machines, and as a polish filter for portable RO machines.

●	The EndoPur is a 0.005-micron cartridge ultrafilter that provides single-stage protection from bacteria, viruses, and endotoxins. The EndoPur has an up to 12-month product life in the dialysis setting, and is used to filter water following treatment with an RO system. More specifically, the EndoPur is used primarily to filter water in large RO systems designed to provide ultrapure water to an entire dialysis clinic. The EndoPur is available in 10”, 20”, and 30” configurations.

The EndoPur is a cartridge-based, “plug and play” market entry that requires no plumbing at installation or replacement. In March 2017, we received FDA 510(k) clearance to market the EndoPur filter. We began shipping the EndoPur 10” filter in July 2017 and the 20” and 30” versions in September 2017.

Commercial and Industrial Facilities. Our commercial NanoGuard® product line accomplishes ultrafiltration via small pore size (0.005 micron) technology, filtering bacteria and viruses from water. Our recent acquisition of Biocon and Aether - marketed under the AETHER® brand - expands our product line to include additional water filtration and purification technologies, primarily focused on improving odor and taste and on reducing scale and heavy metals from filtered water.

We currently market the following portfolio of proprietary products for use in the commercial, industrial, and food service settings:

●	The NanoGuard® set of products are in-line, 0.005-micron ultrafilter that provides dual-stage retention of any organic or inorganic particle larger than 15,000 Daltons. NanoGuard products are designed to fit a variety of existing plumbing configurations, including 10” and 20” standard housings, and AETHER™ and Everpure® manifolds. Included in the NanoGuard product line are both conventional and flushable filters.

●	The AETHER™ line of commercial filters, which are also sold with under the Nephros brand, provide a variety of technology solutions that improve water quality in food service, convenience store, hospitality, and industrial applications. AETHER filters improve water taste and odor, and reduce sediment, dirt, rust particles and other solids, chlorine and heavy minerals, lime scale build-up, and both particulate lead and soluble lead.

AETHER products combine effectively with NanoGuard® ultrafiltration technologies to offer full-featured solutions to the commercial water market, including to existing users of Everpure® filter manifolds.

Military and Outdoor Recreation. We developed our individual water treatment device (“IWTD”) in both in-line and point-of-use configurations. Our IWTD allows a soldier in the field to derive drinking water from any freshwater source. This enables the soldier to remain hydrated, to help maintain mission effectiveness and unit readiness, and to extend mission reach. Our IWTD has been validated by the military to meet the NSF Protocol P248 standard. It has also been approved by the U.S. Army Public Health Command and the U.S. Army Test and Evaluation Command for deployment.

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In May 2015, we entered into a Sublicense Agreement (the “Sublicense Agreement”) with CamelBak Products, LLC (“CamelBak”). Under this Sublicense Agreement, we granted CamelBak an exclusive, non-transferable, worldwide (with the exception of Italy) sublicense and license, in each case solely to market, sell, distribute, import and export the IWTD. In exchange for the rights granted to CamelBak, CamelBak agreed, through December 31, 2022, to pay us a percentage of the gross profit on any sales made to a branch of the U.S. military, subject to certain exceptions, and to pay us a fixed per-unit fee for any other sales made. CamelBak was also required to meet or exceed certain minimum annual fees payable to us, and, if such fees are not met or exceeded, we may convert the exclusive sublicense to a non-exclusive sublicense with respect to non-U.S. military sales. In the first quarter of 2019, the Sublicense Agreement was amended to eliminate the minimum fee obligations starting May 6, 2018 and, as such, Camelbak has no further minimum fee obligations. Camelbak product sales have been slower than originally hoped. However, military contracts often take years to close, and we remain optimistic about these products and markets.

Specialty Renal Products: HDF System

Introduction to HDF

The current standard of care in the United States for patients with chronic renal failure is hemodialysis (“HD”), a process in which toxins are cleared via diffusion. Patients typically receive HD treatments at least 3 times weekly for 3-4 hours per treatment. HD is most effective in removing smaller, easily diffusible toxins. For patients with acute renal failure, the current standard of care in the United States is hemofiltration (“HF”), a process where toxins are cleared via convection. HF offers a much better removal of larger sized toxins when compared to HD; however, HF treatment is more challenging for patients, as it is performed on a daily basis, and typically takes 12-24 hours per treatment.

Hemodiafiltration (“HDF”) is an alternative dialysis modality that combines the benefits of HD and HF into a single therapy by clearing toxins using both diffusion and convection. Though not widely used in the United States, HDF is prevalent in Europe and is performed for a growing number of patients. Clinical experience and literature show the following clinical and patient benefits of HDF:

●	Enhanced clearance of middle and large molecular weight toxins

●	Improved survival - up to a 35% reduction in mortality risk

●	Reduction in the occurrence of dialysis-related amyloidosis

●	Reduction in inflammation

●	Reduction in medication such as EPO and phosphate binders

●	Improved patient quality of life

●	Reduction in number of hospitalizations and overall length of stay

However, like HD, HDF can be resource-intensive and can require a significant amount of time to deliver one course of treatment.

Nephros HDF Background

Over the course of our history, we originally developed a medical device that enabled a standard HD machine to perform HDF. We refer to our approach as an on-line mid-dilution hemodiafiltration (“mid-dilution HDF”) system. Our original solution included an OLpūr H2H Hemodiafiltration Module (“H2H Module”), an OLpūr MD 220 Hemodiafilter (“HDF Filter”) and an H2H Substitution Filter (“Dialysate Filter”).

Our H2H Module attaches to a standard HD machine to perform on-line HDF therapy. The HD machine controls and monitors the basic treatment functions, as it would normally when providing HD therapy. The H2H Module is a free-standing, movable device that is placed next to either side of an HD machine. The H2H Module connects to the clinic’s water supply, drain, and electricity.

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The H2H Module utilizes the HDF Filter, and is very similar to a typical hollow fiber dialyzer assembled with a single hollow fiber bundle made with a high-flux (or high-permeability) membrane. The fiber bundle is separated into two discrete, but serially connected, blood paths. Dialysate flows in one direction that is counter-current to blood flow in Stage 1 and co-current to blood flow in Stage 2.

In addition to the HDF Filter, the H2H Module also utilizes a Dialysate Filter during patient treatment. The Dialysate Filter is a hollow fiber, ultrafilter device that consists of two sequential (redundant) ultrafiltration stages in a single housing. During on-line HDF with the H2H Module, fresh dialysate is redirected by the H2H Module’s hydraulic (substitution) pump and passed through this dual-stage ultrafilter before being infused as substitution fluid into the extracorporeal circuit. Providing ultrapure dialysate is crucial for the success of on-line HDF treatment.

Our original HDF system conformed with current ANSI/AAMI/ISO standards and was cleared by the FDA for the treatment of patients with chronic renal failure in 2012. To date, our HDF System is the only HDF system cleared by the FDA.

Over the last four years, DaVita Healthcare Partners, the Renal Research Institute (a research division of Fresenius Medical Care), and Vanderbilt University conducted post-market evaluations of our hemodiafiltration system in their clinics. We gathered direct feedback from these evaluations to develop a better understanding of how our system best fits into the current clinical and economic ESRD treatment paradigm. The ultimate goal of the evaluations was to better understand the potential for HDF, in the U.S. clinical setting in order to (a) improve the quality of life for the patient, (b) reduce overall expenditure compared to other dialysis modalities, (c) minimize the impact on nurse work flow at the clinic, and (d) demonstrate the pharmacoeconomic benefit of the HDF technology to the U.S. healthcare system, as has been done in Europe with other HDF systems. The last evaluation was concluded at Vanderbilt in the first quarter of 2018.

Specialty Renal Products, Inc.

Leveraging the results of our evaluations, we recently completed development of a second-generation HDF machine prototype. We believe that the design changes will enable our HDF machine to better align with clinical work-flow practices, to be highly reliable, to simplify the training required for proficiency, and to have a dramatically lower cost of goods. We have filed for patent protection on key features of our updated design.

In July 2018, we formed a new subsidiary, Specialty Renal Products, Inc. (“SRP”), to drive the development of this second-generation HDF system. A prototype of the new second-generation HDF system has been constructed. We intend to fund the HDF program primarily with funds directly raised into SRP, including a $3 million Series A Preferred Stock financing round completed in September 2018. Pending FDA clearance, we believe we can return to the market with our HDF system in the first half of 2020.

Corporate Information

We were incorporated under the laws of the State of Delaware in April 1997. Our principal executive offices are located at 380 Lackawanna Place, South Orange, New Jersey 07079, and our telephone number is (201) 343-5202. We also have offices in Henderson, Nevada and Dublin, Ireland. For more information about Nephros, please visit our website at www.nephros.com. Please note, however, that we have not incorporated any other information by reference herein from our website, other than the documents listed below under the heading “Incorporation of Certain Documents by Reference.”

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which is incorporated herein by reference, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these risks were to occur, our business, financial condition, and results of operations could be severely harmed. This could cause the trading price of our common stock to decline, and you could lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus constitute “forward-looking statements.” Such statements include those regarding the efficacy and intended use of our technologies under development, the timelines and strategy for bringing such products to market, the availability of funding sources for continued development of such products, and other statements that are not historical facts, including statements that may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond our control. Actual results may differ materially from the expectations contained in the forward-looking statements. Factors that may cause such differences include, but are not limited to:

●	we face significant challenges in obtaining market acceptance of our products, which could adversely affect our potential sales and revenues;

●	product-related deaths or serious injuries or product malfunctions could trigger recalls, class action lawsuits and other events that could cause us to incur expenses and may also limit our ability to generate revenues from such products;

●	we face potential liability associated with the production, marketing and sale of our products, and the expense of defending against claims of product liability could materially deplete our assets and generate negative publicity, which could impair our reputation;

●	to the extent our products or marketing materials are found to violate any provisions of the U.S. Food, Drug and Cosmetic Act (the “FDC Act”) or any other statutes or regulations, we could be subject to enforcement actions by the U.S. Food and Drug Administration (the “FDA”) or other governmental agencies;

●	we may not be able to obtain funding if and when needed or on terms favorable to us in order to continue operations;

●	we may not have sufficient capital to successfully implement our business plan;

●	we may not be able to effectively market our products;

●	we may not be able to sell our water filtration products or chronic renal failure therapy products at competitive prices or profitably;

●	we may encounter problems with our suppliers, manufacturers and distributors;

●	we may encounter unanticipated internal control deficiencies or weaknesses or ineffective disclosure controls and procedures;

●	we may not be able to obtain appropriate or necessary regulatory approvals to achieve our business plan;

●	products that appeared promising to us in research or clinical trials may not demonstrate anticipated efficacy, safety or cost savings in subsequent pre-clinical or clinical trials;

●	we may not be able to secure or enforce adequate legal protection, including patent protection, for our products; and

●	we may not be able to achieve sales growth in key geographic markets.

More detailed information about us and the risk factors that may affect the realization of forward-looking statements is set forth in our filings with the SEC, including our periodic reports filed with the SEC. We urge investors and security holders to read those documents free of charge at the SEC’s web site at www.sec.gov. We do not undertake to publicly update or revise our forward-looking statements as a result of new information, future events or otherwise, except as required by law.

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USE OF PROCEEDS

Primary Securities

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the Primary Securities covered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, commercial expenditures, acquisitions of new technologies or businesses, and investments. Additional information on the use of net proceeds from the sale of Primary Securities covered by this prospectus may be set forth in any prospectus supplement relating to the specific offering.

Secondary Securities

We will receive none of the proceeds from the sale of the Secondary Securities by the selling stockholders, except for the warrant exercise price upon exercise of the warrants and the option exercise price upon exercise of the options, which would be used to further develop our products and for general working capital purposes.

SELLING STOCKHOLDERS

This prospectus covers the resale by the selling stockholders identified below of the Secondary Securities, which consist of 3,499,852 shares of our common stock, including 66,667 shares of our common stock issuance upon the exercise of outstanding warrants and 44,502 shares of our common stock issuable upon the exercise of outstanding options.

				Number of	Number of
				shares	shares
		Number of		offered by	offered by		Beneficial
	Shares	outstanding		selling	selling		ownership
	beneficially	shares		stockholder	stockholder		after
	owned	offered by		upon	upon		offering (1)
	before	selling		exercise of	exercise of		Number
Selling Stockholder	offering(1)	stockholder		warrants	options		of shares	Percent

Lambda Investors LLC(2)	3,377,825	3,311,158	(3)	66,667	-		-	*
Wexford Capital LP (2)	118,585	77,525		-	44,502	(4)	-	*
TOTALS		3,388,683		66,667	44,502

*	Less than 1%.

The following table sets forth the number of shares of our common stock beneficially owned by the selling stockholders as of October 31, 2019, and after giving effect to this offering, except as otherwise referenced below.

(1)	Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, and includes any shares as to which the security or stockholder has sole or shared voting power or investment power, and also any shares which the security or stockholder has the right to acquire within 60 days of October 31, 2019, whether through the exercise or conversion of any stock option, convertible security, warrant or other right. The indication herein that shares are beneficially owned is not an admission on the part of the security or stockholder that he, she or it is a direct or indirect beneficial owner of those shares. Percentage of shares beneficially owned after the resale of all the shares offered by this prospectus assumes there are outstanding 8,035,060 shares of common stock.

(2)	Wexford Capital LP may, by reason of its status as managing member of Lambda Investors LLC (“Lambda”), be deemed to own beneficially the shares of common stock of which Lambda possess beneficial ownership. Wexford GP LLC may, by reason of its status as General Partner of Wexford Capital LP, be deemed to own beneficially the shares of common stock of which Lambda possess beneficial ownership. Each of Messrs. Charles E. Davidson and Joseph M. Jacobs may, by reason of his status as a controlling person of Wexford GP LLC, be deemed to own beneficially the shares of common stock of which Lambda possess beneficial ownership. Paul Mieyal and Arthur Amron, two of our directors, are, respectively, (i) a Vice President and (ii) a Partner and General Counsel of Wexford Capital LP.

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(3)

Due to the impact of historical reverse stock splits, the total amount of shares reflected on this table as held by Lambda is slightly higher than the sum of the per-transaction amounts reflected under “Acquisition of Securities by Selling Shareholders” below.

(4)	Includes 41,060 shares issuable upon on the exercise of options that are currently vested or will vest within 60 days of October 31, 2019 and 3,442 shares issuable upon the exercise of options that will vest on December 19, 2020.

Acquisition of Securities by Selling Stockholders

Lambda acquired its Secondary Securities as follows:

●	79,897 shares of common stock were acquired on November 14, 2007 upon conversion of a convertible promissory note (the “Series A Note”) that was issued by the Company to Lambda on September 19, 2007 in a bona fide private placement;

●	1,304,677 shares of common stock were acquired on September 29, 2015 upon exercise of a warrant that was issued by the Company to Lambda on November 14, 2007 upon conversion of the Series A Note;

●	334,412 shares of common stock were purchased in a registered rights offering that closed on March 10, 2011 (the “2011 Rights Offering”);

●	309,175 shares of common stock were acquired on October 18, 2015 upon exercise of a warrant that was purchased by Lambda in the 2011 Rights Offering;

●	332,542 shares of common stock were purchased in a registered rights offering that closed on April 17, 2013;

●	583,362 shares of common stock were purchased in a registered rights offering that closed on March 14, 2014 (the “March 2014 Rights Offering”);

●	367,089 shares of common stock were purchased in a registered rights offering that closed on December 18, 2014 (the “December 2014 Rights Offering”); and

●	warrants to purchase 66,667 shares of common stock were acquired by Lambda in a bona fide private placement that closed on June 3, 2016.

Wexford acquired its Secondary Securities as follows:

●	3,090 shares of common stock were purchased in the March 2014 Rights Offering;

●	1,650 shares of common stock were purchased in the December 2014 Rights Offering;

●	72,785 shares of common stock were issued as compensatory restricted stock grants between 2013 and 2018 to the Lambda representatives serving on the Company’s Board of Directors and assigned to Wexford; and

●	options to purchase 44,502 shares of common stock were issued as compensatory grants between 2007 and 2018 to the Lambda representatives serving on the Company’s Board of Directors and assigned to Wexford.

Agreements with Selling Stockholders

Registration Rights Agreements

In February 2013, November 2013 and August 2014, in connection with various loans received from Lambda, we entered into registration rights agreements with Lambda. Pursuant to these agreements, we agreed to file, upon a demand by Lambda, a registration statement covering the resale by Lambda of certain of the common stock held by Lambda. We also agreed to pay all of the expenses, including reasonable legal fees, of Lambda in connection with the registration statement of which this prospectus forms a part and the resale of shares by Lambda under the registration statement of which this prospectus forms a part. We are obligated to use our reasonable best efforts to keep such registration statement continuously effective until such time as all the securities registered on such registration statement on behalf of Lambda have been sold or are eligible for sale without restriction under the applicable securities laws. The registration statement of which this prospectus forms a part satisfies all of our registration obligations to Lambda as of the date of this prospectus.

Investor Rights Agreement

In connection with our September 2007 financing, we entered into an investor rights agreement with the investors pursuant to which we agreed to take such corporate actions as may be required, among other things, to entitle Lambda (i) to nominate two individuals having reasonably appropriate experience and background to our Board of Directors (the “Board”) to serve as directors until their respective successor(s) are elected and qualified, (ii) to nominate each successor to the Lambda nominees, provided that any successor will have reasonably appropriate experience and background, and (iii) to direct the removal from the Board of any director nominated under the foregoing clauses (i) or (ii). Under the investor rights agreement, we are required to convene meetings of the Board at least once every three months. If we fail to do so, a Lambda director will be empowered to convene such meeting. Arthur Amron and Paul Mieyal are the current Lambda directors.

PLAN OF DISTRIBUTION

Primary Securities

We may sell the Primary Securities in any one or more of the following ways from time to time:

●	through agents;
●	to or through underwriters;
●	through brokers or dealers;
●	in “at the market offerings” within the meaning of Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), to or through market maker or into an existing trading market, on an exchange or otherwise;
●	directly by us to purchasers, including through a specific bidding, auction or other process;
●	through a combination of any of these methods of sale; or
●	we may issue the Primary Securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

The applicable prospectus supplement will contain the terms of the transaction, including the method of distribution of the Primary Securities offered, the proceeds we will receive from the sale, the name or names of any underwriters, dealers, agents and the respective amounts of Primary Securities underwritten or purchased by them, the initial public offering price of the Primary Securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents participating in the distribution of the Primary Securities may be deemed to be underwriters, and compensation received by them on resale of the Primary Securities may be deemed to be underwriting discounts.

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Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The Primary Securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, or at various prices determined at the time of sale.

Offers to purchase Primary Securities may be solicited directly by us or by agents designated by us from time to time. Unless otherwise indicated in the prospectus supplement, any such agent will use its commercially reasonable efforts to solicit purchases for the period of its appointment or to sell Primary Securities on a continuing basis. Agents may receive compensation in the form of commissions, discounts or concessions from us. Agents may also receive compensation from the purchasers of the Primary Securities to whom they sell as principals. Each particular agent will receive compensation in amounts negotiated in connection with the sale, which might be in excess of customary commissions. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Primary Securities so offered and sold. Accordingly, any commission, discount or concession received by them and any profit on the resale of the Primary Securities purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. We have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of any Primary Securities. As of the date of this prospectus, there are no special selling arrangements between any broker-dealer or other person and us. No period of time has been fixed within which the Primary Securities will be offered and sold.

If underwriters are utilized in the sale of any Primary Securities in respect of which this prospectus is being delivered, such Primary Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Primary Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of Primary Securities, unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such Primary Securities if they purchase any of them.

If a dealer is utilized in the sale of the Primary Securities in respect of which this prospectus is delivered, we will sell such Primary Securities to the dealer as principal. The dealer may then resell such Primary Securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the Primary Securities so offered and sold.

Offers to purchase Primary Securities may be solicited directly by us, and the sale thereof may be made by us, directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving shares and might be in excess of customary commissions. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.

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Any Primary Securities offered other than common stock will be a new issue and, other than the common stock, which is listed on the Nasdaq Capital Market, will have no established trading market. We may elect to list any series of Primary Securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. It is possible that one or more underwriters may make a market in a class or series of Primary Securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any of the Primary Securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the Primary Securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the Primary Securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the Primary Securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on the Nasdaq Capital Market, in the over-the-counter market or otherwise. The underwriters or agents, as the case may be, are not required to engage in these activities and, if they engage in any of these activities, may end any of these activities at any time without notice.

The place and time of delivery for Primary Securities will be set forth in the accompanying prospectus supplement. To comply with applicable state securities laws, the Primary Securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, Primary Securities may not be sold in some states absent registration or pursuant to an exemption from applicable state securities laws.

Secondary Securities

Each selling stockholder of the Secondary Securities and any of their pledgees, assignees and successors-in-interest, may, from time to time, sell any or all of their Secondary Securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the Secondary Securities are traded or in private transactions.

These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling Secondary Securities:

●	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;
●	block trades in which the broker dealer will attempt to sell the Secondary Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker dealer as principal and resale by the broker dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
●	in transactions through broker dealers that agree with the selling stockholders to sell a specified number of such Secondary Securities at a stipulated price per Secondary Security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

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The selling stockholders may also sell Secondary Securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker dealers engaged by the selling stockholders may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the selling stockholders (or, if any broker dealer acts as agent for the purchaser of Secondary Securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with the Supplementary Material to FINRA Rule 2121.

In connection with the sale of the Secondary Securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Secondary Securities in the course of hedging the positions they assume. The selling stockholders may also sell Secondary Securities short and deliver these Secondary Securities to close out their short positions, or loan or pledge the Secondary Securities to broker-dealers that in turn may sell these Secondary Securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Secondary Securities offered by this prospectus, which Secondary Securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the Secondary Securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Secondary Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Secondary Securities.

We will pay certain fees and expenses incurred by us incident to the registration of the Secondary Securities; provided, however, that the selling stockholders will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any Secondary Securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.

We agreed to keep effective the registration statement of which this prospectus forms a part until the earlier of (i) the date on which the Secondary Securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the Secondary Securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The Secondary Securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Secondary Securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Secondary Securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of our common stock is subject to and qualified in its entirety by reference to our Fourth Amended and Restated Certificate of Incorporation, as amended to date, and our Second Amended and Restated By-Laws, copies of which are on file with the SEC as exhibits to previous SEC filings. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.

Our authorized capital stock consists of 40,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share.

As of October 31, 2019, we had issued and outstanding 7,923,891 shares of common stock. We currently have no preferred stock issued and outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Apart from preferences that may be applicable to any holders of preferred stock outstanding at the time, holders of our common stock are entitled to receive dividends, if any, ratably as may be declared from time to time by the Board out of funds legally available therefor. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all liabilities and liquidation preferences on any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

Our Fourth Amended and Restated Certificate of Incorporation and our Second Amended and Restated By-Laws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change of control of our company. These provisions are as follows:

●	special meetings of stockholders may be called only by the Board, the Chairman of the Board, the President or any Vice President;
●	our board is a classified board, with three separate classes of directors each serving a three-year term; and
●	we may issue, without stockholder approval, up to 5,000,000 shares of preferred stock that could adversely affect the rights and powers of the holders of our common stock.

We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is a person who owns 15% or more of the voting stock of a corporation, or any affiliate or associate of a corporation who, within three years prior, did own 15% or more of the voting stock of that corporation.

Our common stock is listed on the Nasdaq Capital Market under the symbol “NEPH.” As of October 31, 2019, there were approximately 65 holders of record of our common stock.

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Preferred Stock

Our board is authorized to provide for the issuance of all or any of the shares of the preferred stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as stated in our board’s resolutions.

Our board is also authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the common stock, without a vote of the holders of the preferred stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation filed with respect to any series of preferred stock.

The authority possessed by our board to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of us through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. Our board may issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of common stock. There are no current agreements or understandings with respect to the issuance of preferred stock.

If we offer a specific class or series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required and applicable, this description will include:

●	the title and stated value;
●	the number of shares offered, the liquidation preference per share and the purchase price;
●	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;
●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
●	the procedures for any auction and remarketing, if any;
●	the provisions for a sinking fund, if any;
●	the provisions for redemption, if applicable;
●	any listing of the preferred stock on any securities exchange or market;
●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;
●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;
●	voting rights, if any, of the preferred stock;
●	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock;
●	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of our company; and
●	any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our company.

The preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is V Stock Transfer, LLC. The transfer agent and registrar for any series or class of preferred stock will be set forth in each applicable prospectus supplement.

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DESCRIPTION OF WARRANTS

As of October 31, 2019, we have outstanding warrants to purchase 418,924 shares of our common stock, including warrants to purchase 89,438 shares of our common stock at an exercise price of $7.65 per share with expiration dates in 2020, warrants to purchase 127,121 shares at an exercise price of $2.70 per share with expiration dates in 2021, and warrants to purchase 202,365 shares at an exercise price of $2.70 per share with expiration dates in 2022.

We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;
●	the currency or currency units in which the offering price, if any, and the exercise price are payable;
●	the designation, amount and terms of the securities purchasable upon exercise of the warrants;
●	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;
●	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that class or series of our preferred stock;
●	if applicable, the exercise price for our debt securities, the amount of our debt securities to be received upon exercise, and a description of that series of debt securities;
●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;
●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;
●	any applicable material U.S. federal income tax consequences;
●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
●	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;
●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
●	information with respect to book-entry procedures, if any;
●	the anti-dilution provisions of the warrants, if any;
●	any redemption or call provisions;
●	whether the warrants are to be sold separately or with other securities as parts of units; and
●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF DEBT SECURITIES

We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may offer under this prospectus up to an aggregate principal amount of $50,000,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an initial public offering price of up to $50,000,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent our direct, unsecured obligations and will rank equally with all of our other unsecured indebtedness.

The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety by reference to the detailed provisions of the debt securities we issue and the indenture we enter into with the trustee.

General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required and applicable, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

●	the title of the series;
●	the aggregate principal amount, and, if a series, the total amount authorized and the total amount outstanding;
●	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;
●	any limit on the aggregate principal amount;
●	the date or dates on which principal is payable;
●	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;
●	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;
●	the place or places where principal and, if applicable, premium and interest, is payable;
●	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;
●	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;
●	whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);
●	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;
●	the currency of denomination;
●	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;
●	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;
●	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;
●	the provisions, if any, relating to any collateral provided for such debt securities;
●	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;
●	any events of default, if not otherwise described below under “Events of Default”;
●	the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;
●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and
●	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to our other indebtedness.

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We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Debt securities offered under this prospectus and any prospectus supplement will be subordinated in right of payment to certain of our outstanding senior indebtedness, including our credit facilities. In addition, we will seek the consent of the holders of any such senior indebtedness prior to issuing any debt securities under this prospectus to the extent required by the agreements evidencing such senior indebtedness.

Exchange and/or Conversion Rights

We may issue debt securities that can be exchanged for or converted into shares of our common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

Transfer and Exchange

We may issue debt securities that will be represented by either:

●	“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or
●	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

Certificated Debt Securities

If you hold certificated debt securities, you may transfer or exchange such debt securities at the trustee’s office or at the paying agent’s office or agency in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

You may effect the transfer of certificated debt securities and of the right to receive the principal of, premium, and/or interest, if any, on the certificated debt securities only by surrendering the certificate representing the certificated debt securities and having us or the trustee issue a new certificate to the new holder.

Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

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The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of us, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control

The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control, or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Consolidation, Merger and Sale of Assets

The form of indenture provides that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:

●	the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the U.S., any state or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and, if we are not the surviving person, the surviving person has expressly assumed all of our obligations, including the payment of the principal of and, premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and
●	immediately before and immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

●	we fail to pay any principal or premium, if any, when it becomes due;
●	we fail to pay any interest within 30 days after it becomes due;
●	we fail to observe or perform any other covenant in the debt securities or the indenture for 60 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and
●	certain events involving bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

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If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

●	all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;
●	all lawful interest on overdue interest and overdue principal has been paid; and
●	the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when we have outstanding indebtedness that is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.

If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

●	the holder gives to the trustee written notice of a continuing event of default;
●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;
●	the trustee fails to institute a proceeding within 60 days after such request; and
●	the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

We will periodically deliver certificates to the trustee regarding our compliance with our obligations under the indenture.

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Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

●	to provide that the surviving entity following a change of control permitted under the indenture will assume all of our obligations under the indenture and debt securities;
●	to provide for certificated debt securities in addition to uncertificated debt securities;
●	to comply with any requirements of the SEC under the Trust Indenture Act of 1939;
●	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;
●	to cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and
●	to appoint a successor trustee under the indenture with respect to one or more series.

From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of an outstanding series of debt securities, amend or supplement the indenture or the debt securities series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

●	reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;
●	reduce the rate of or change the time for payment of interest or reduce the amount of or postpone the date for payment of sinking fund or analogous obligations;
●	reduce the principal of or change the stated maturity of the debt securities;
●	make any debt security payable in money other than that stated in the debt security;
●	change the amount or time of any payment required or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;
●	waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment;
●	waive a redemption payment with respect to any debt securities or change any provision with respect to redemption of debt securities; or
●	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:

●	to defease and be discharged from any and all of our obligations with respect to any debt securities, except for the following obligations (which discharge is referred to as “legal defeasance”):

○	to register the transfer or exchange of such debt securities;
○	to replace temporary or mutilated, destroyed, lost or stolen debt securities;
○	to compensate and indemnify the trustee; or
○	to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

●	to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable supplemental indenture (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must deposit with the trustee or other qualifying trustee, in trust for that purpose:

●	money;
●	U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) that through the scheduled payment of principal and interest in accordance with their terms will provide money; or
●	a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

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that, in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.

In addition, defeasance may be effected only if, among other things:

●	in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;
●	in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;
●	in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and
●	certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.

The term “U.S. Government Obligations” as used in the above discussion means securities that are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars, (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of ours, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

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The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file with the SEC the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;
●	identification and description of the separate constituent securities comprising the units;
●	the price or prices at which the units will be issued;
●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
●	a discussion of certain U.S. federal income tax considerations applicable to the units; and
●	any other terms of the units and their constituent securities.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Fredrikson & Byron, P.A., Minneapolis, Minnesota. The validity of any securities will be passed upon for any underwriters or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Our consolidated financial statements as of and for the years ended December 31, 2018 and 2017 incorporated by reference into this prospectus have been audited by Moody, Famiglietti & Andronico, LLP, an independent registered public accounting firm, as stated in their report.

Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public free of charge at the SEC’s website at www.sec.gov and on our website at www.nephros.com.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than filings or portions of filings that are furnished under applicable SEC rules rather than filed) until we close this offering, including all filings made after the date of the initial registration statement and prior to the effectiveness of the registration statement. We hereby incorporate by reference the following documents:

●	our Annual Report on Form 10-K for the year ended December 31, 2018;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019, and September 30, 2019;

●	our Current Reports on Form 8-K filed on January 3, 2019, February 13, 2019, May 2, 2019, May 16, 2019, May 22, 2019, July 9, 2019, and August 13, 2019;

●	the description of our common stock contained in our registration statement on Form 8-A filed August 13, 2019, under the Securities Act, including any amendment or report filed for the purpose of updating such description; and

●	our definitive Proxy Statement on Schedule 14A filed on April 10, 2019, as supplemented on May 2, 2019.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Nephros, Inc.

380 Lackawanna Place

South Orange, New Jersey 07079
Phone: (201) 343-5202

Copies of these filings are also available, without charge, on our website at www.nephros.com as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus.

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937,500 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Craig-Hallum Capital Group

January 31, 2020